Exhibit 10.2

ASSIGNMENT OF ASSET PURCHASE AGREEMENT

This Assignment of Asset Purchase Agreement (this “Assignment”) is made as of March 15, 2004, by and between HORIZON HEALTH CORPORATION, a Delaware corporation (“Assignor”), and HHC INDIANA, INC., an Indiana corporation (“Assignee”).

R E C I T A L S:

WHEREAS, Assignor is a party to that certain Asset Purchase Agreement dated as of March 12, 2004 (the “Purchase Agreement”), by and between Assignor and Northern Indiana Hospital, LLC, a Delaware limited liability company (“Seller”).

WHEREAS, Assignee is wholly-owned by Assignor.

WHEREAS, as permitted by Section 12.3 of the Purchase Agreement, on the terms and conditions stated herein, (a) Assignor desires to assign and transfer to Assignee all rights and obligations of Assignor as Purchaser under the Purchase Agreement, including but not limited to the right and obligation to purchase the Assets (the “Assignor Rights”), and (b) Assignee desires to accept such assignment and transfer of the Assignor Rights from Assignor and to assume the obligations of Assignor under the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual terms and conditions herein stated, Assignor and Assignee hereby agree as follows:

1. Definitions. Unless the terms or context of this Assignment otherwise require or provide, each capitalized term used in this Assignment shall have the meaning given to such term in the Purchase Agreement.

2. Assignment of Rights; Assumption of Obligations. Assignor hereby transfers, assigns and delivers the Assignor Rights to Assignee. Assignee hereby accepts the Assignor Rights and hereby assumes and agrees to perform all of the obligations of Assignor under the express terms of the Purchase Agreement.

3. Guaranty of Assignee’s Obligations. Notwithstanding any other provision of this Assignment, Assignor acknowledges that, pursuant to the terms of the Purchase Agreement, Assignor remains liable for the obligations and liabilities of Assignor under the Purchase Agreement.

4. Binding Effect. This Assignment shall be binding upon, and shall inure to the benefit of, the respective parties hereto and their respective successors and assigns.

5. Counterparts. This Assignment may be executed and delivered (including by facsimile transmission) by one or all of the parties in several counterparts and all such counterparts so executed shall together be deemed to constitute one final agreement as if signed by all parties, and each such counterpart shall be deemed to be an original.

IN WITNESS WHEREOF, the parties have executed this Assignment to be effective as of the date first set forth above.

ASSIGNOR:

HORIZON HEALTH CORPORATION, a Delaware corporation

By:	/s/ Ronald C. Drabik
Name:	Ronald C. Drabik
Title:	Senior Vice President – Finance and Administration

ASSIGNEE:

HHC INDIANA, INC., an Indiana corporation

By:	/s/ Ronald C. Drabik
Name:	Ronald C. Drabik
Title:	Senior Vice President – Finance and Administration

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